Exhibit 10.52(6)
BANK OF AMERICA, N.A.
100 Federal Street
Boston, Massachusetts 02110
As of August 9, 2007
Dover Saddlery, Inc.
525 Great Road
Littleton, MA 01460
Attention: Stephen L. Day, President

Re:	Waiver and Second Amendment/ to Loan Agreement Dover Saddlery, Inc. Financing Arrangements
Dear Steve:
     We refer to the Amended and Restated Loan Agreement dated as of December 11, 2003 (as amended, the “Loan Agreement”) between Dover Saddlery, Inc. and Bank of America, N.A. (successor by merger to Fleet National Bank). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
     You have informed us that the Borrower has failed to comply with and observe the covenants contained in Sections 5.17, 5.18, 5.19 and 5.20 of the Loan Agreement with respect to its fiscal quarter ended June 30, 2007, which such failure constitutes separate “Events of Default” under Section 6.1(ii)(x) of the Loan Agreement.
     You have requested on behalf of the Borrower that the Bank waive the foregoing Events of Default under the Loan Agreement and that the Bank agree to the amendment to the Loan Agreement described below. Subject to the conditions specified below, this letter will confirm the following:
     1. Amendment. The definition of “EBITDA” in section 1.1 of the Loan Agreement is amended in its entirety to read as follows:
“ “EBITDA” means, for any period, an amount equal to the Net Income of the Loan Parties taken as a whole for such period plus the following, to the extent deducted in computing such Net Income: (i) depreciation, (ii) amortization, (iii) other non-cash charges, (iv) Interest Charges, (v) Taxes on income imposed by any governmental authority including but not limited to federal, state, local or foreign country authorities or political subdivisions thereof, and (vi) with respect but only with respect to any period of computation of EBITDA which includes the fiscal quarter ended March 31, 2007, the one time charge of $700,000 for potential settlement costs for the claim by Goldsmith, Agio, Helms & Linner LLC noted on the Borrower’s financial statements for the fiscal quarter ended March 31, 2007, provided, however, that such charge (a) was incurred during the fiscal quarter ended March 31, 2007, and (b) was expensed and not capitalized.
     2. Waiver. The Bank is willing to waive the breach by the Borrower of the covenants contained in Sections 5.17, 5.18, 5.19 and 5.20 of the Loan Agreement insofar as (and only to the limited extent that) any such breach has occurred with respect to the fiscal quarter of the Borrower ended June 30, 2007.
     The effectiveness of the foregoing waiver and amendment are conditioned upon the following: (i) the Subordinated Debt Documents shall have been amended to incorporate the same amendment to EBITDA as is set forth herein, (ii) the Subordinated Lender shall have simultaneously waived all continuing Defaults or Events of Default under (and as defined in) the Subordinated Debt Documents, which waiver shall be in form and substance acceptable to the Bank, (iii) the Borrower’s agreement (by countersigning this Amendment and Waiver) that effective as of August 9, 2007, it shall not enter into any new store leases or lease commitments without the prior written consent of the Bank in its sole discretion, and (iv) the Borrower shall have paid the Bank a waiver fee in the amount of $8,000.
     The waiver contained herein is a one-time waiver only, and does not constitute a waiver of (i) any other breach of the Loan Agreement, whether existing prior to, on or arising after June 30, 2007 including without limitation, any breach arising after such date of the same type or nature, or (ii) any of the Bank’s rights and remedies with respect to such other or subsequent Defaults or Events of Default.
     The Borrower hereby confirms, by its acceptance hereof, that the Loan Agreement remains in full force and effect.

Very truly yours, BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank)
By:	/s/ John F. Lynch
Title: Senior Vice President

ACCEPTED AND AGREED TO:

DOVER SADDLERY, INC.
(a Massachusetts corporation)

By:	/s/ Stephen L. Day

Title: President and CEO

CONSENT OF GUARANTORS
     Each of DOVER SADDLERY, INC., a Delaware corporation and SMITH BROTHERS, INC. (collectively, the “Guarantors”) has guaranteed the Obligations of the Borrower under (and as defined in) the Loan Agreement. By executing this consent, each Guarantor hereby absolutely and unconditionally reaffirms to the Bank that such Guarantor’s Guaranty remains in full force and effect. In addition, each Guarantor hereby acknowledges and agrees to the terms and conditions of this Waiver and Second Amendment.

DOVER SADDLERY, INC.
By:	/s/ Stephen L. Day
Title: President and CEO

SMITH BROTHERS, INC.
By:	/s/ Stephen L. Day
Title: Director